Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson

+1 212.896.1233

pcarlson@kcsa.com

MagneGas Appoints Scott Mahoney
as Chief Financial Officer and Secretary

New C.F.O Brings Extensive Background in Oil & Gas Industries with Significant Merger and Acquisition Experience

TAMPA, FL – October 28, 2016 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that counts among its inventions a patented process that converts renewable and liquid waste into MagneGas2® fuel, today announced the appointment of Scott Mahoney to the positions of Chief Financial Officer and Secretary of the Company effective December 1, 2016. Mr. Mahoney is a seasoned oil and gas executive with extensive experience as a CFO, including a background in corporate finance, financial planning, mergers and acquisitions, SEC reporting, corporate communications, risk management and strategic planning. Mrs. Luisa Ingargiola, the Company’s current CFO and Secretary, will remain on the Board of Directors and will remain actively involved in operations and capital markets activities for the Company.

Mr. Mahoney has almost 20 years of finance and executive management experience and has held positions at several privately held companies in the banking, energy and recycling industries and one public company in the energy industry. Prior to joining MagneGas, Mr. Mahoney served as Chief Financial Officer of Phoenix Group Metals, LLC, a recycling company which he helped grow through various acquisitions. He has also served as Chief Financial Officer of several oil and gas companies and as Vice-President of JPMorgan Chase. Mr. Mahoney is a Certified Financial Analyst (CFA) and obtained his Bachelor’s Degree from the University of New Hampshire and his Masters of Business Administration from the Thunderbird School of International Management.

Ermanno Santilli, Chief Executive Officer of MagneGas stated, “We are pleased to welcome Scott Mahoney, who has an impressive track record in the energy and recycling industries and brings vast skills to MagneGas from his experience at several growing companies where he was instrumental in providing the finance vision, strategy and leadership to help these organizations transition to the next level. In addition, he has extensive experience with mergers and acquisitions which we believe will be instrumental to our growth strategy. We look forward to his contributions as we continue to execute on our strategy and deliver shareholder value.”

“I would also like to express our heartfelt appreciation for Luisa’s contributions to MagneGas, which have been vital to the success of the Company. Luisa’s strong and steady leadership has been invaluable to our executive leadership team as we evolved from a development stage company to a revenue producing NASDAQ company. Luisa has decided, after 10 years at MagneGas, to have a more flexible schedule to allow the pursuit of other opportunities. She will continue to be heavily involved in MagneGas’ capital markets activity and will continue as an active member of the Board of Directors.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc.). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.